Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

The Bank of New York
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)

One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)

Mylan Laboratories Inc.
*And the Additional Obligors listed below (Exact name of obligor as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip code)

Debt Securities
Senior Convertible Notes
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

		Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification	Identification
Names of Additional Obligors*	Organization	Code Number	Number
Bertek International, Inc.	Vermont	2834	03-0368632
Milan Holding Inc.	Vermont	2834	03-0368631
MLRE LLC	Pennsylvania	2834	52-2402897
MP Air, Inc.	West Virginia	2834	72-1546738
Mylan Bertek Pharmaceuticals Inc.	Texas	2834	74-1486230
Mylan Caribe, Inc.	Vermont	2834	04-3354979
Mylan Inc.	Delaware	2834	66-0430539
Mylan International Holdings, Inc.	Vermont	2834	03-0365823
Mylan Pharmaceuticals Inc.	West Virginia	2834	55-0455423
Mylan Technologies Inc.	West Virginia	2834	03-0336833
UDL Laboratories, Inc.	Illinois	2834	36-3096520

*	Addresses and telephone numbers of principal executive offices are the same as those of Mylan Laboratories Inc.

Item 1. General Information.
          Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
(b)	Whether it is authorized to exercise corporate trust powers.
          Yes.
Item 2. Affiliations with Obligor.
          If the obligor is an affiliate of the trustee, describe each such affiliation.
          None.
Item 4. Trusteeships under other indentures.
          The Bank of New York is acting as trustee under two Mylan Laboratories Inc. indentures qualified on the registration statement to which this Form T-1 is attached as an exhibit: the indenture for debt securities and the indenture for convertible senior debt securities. There are no securities outstanding under either indenture as of the date of this Form T-1.
Item 16. List of Exhibits.
          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-121195.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of February, 2007.

THE BANK OF NEW YORK
By:	/s/ Mary LaGumina
	Name:	Mary LaGumina
	Title:	Vice President

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,478,000
Interest-bearing balances	15,693,000
Securities:
Held-to-maturity securities	1,856,000
Available-for-sale securities	17,740,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,334,000
Securities purchased under agreements to resell	219,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	35,123,000
LESS: Allowance for loan and lease losses	407,000
Loans and leases, net of unearned income and allowance	34,716,000
Trading Assets	3,011,000
Premises and fixed assets (including capitalized leases)	896,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	308,000
Not applicable
Intangible assets:
Goodwill	2,188,000
Other intangible assets	741,000
Other assets	7,975,000

Total assets	$91,155,000

LIABILITIES
Deposits:
In domestic offices	$34,430,000
Noninterest-bearing	16,230,000
Interest-bearing	18,200,000

EXHIBIT 7
(Page ii of iii)

In foreign offices, Edge and Agreement subsidiaries, and IBFs	34,321,000
Noninterest-bearing	399,000
Interest-bearing	33,922,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices .	900,000
Securities sold under agreements to repurchase	152,000
Trading liabilities	2,224,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases).	1,763,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,374,000

Total liabilities	$82,119,000

Minority interest in consolidated subsidiaries	151,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus.	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,115,000
Retained earnings	5,696,000
Accumulated other comprehensive income	-61,000
Other equity capital components	0
Total equity capital	8,885,000

Total liabilities, minority interest, and equity capital	$91,155,000

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EXHIBIT 7
(Page iii of iii)
     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas J. Mastro,
Senior Vice President and Comptroller
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

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